UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2026

Velocity Financial, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39183	46-0659719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2945 Townsgate Road, Suite 110
Westlake Village, California		91361
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 532-3700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VEL	The New York Stock Exchange
Indicate by check mark
Common stock, par value $0.01 per share	VEL	NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 30, 2026 Velocity Commercial Capital, LLC (the “Issuer”), a wholly-owned subsidiary of Velocity Financial, Inc. (“Velocity” or the “Company”) and the Company, as guarantor, completed the issuance and sale of $500 million aggregate principal amount of the Issuer’s 9.375% Senior Notes due 2031 (the “Notes”) pursuant to an Indenture, dated as of January 30, 2026, by and between the Issuer, the Company, as guarantor, and U.S. Bank Trust Company, National Association, as trustee.

The Notes were sold in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and, outside the United States, to non-U.S. investors pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold within the United States or to, or for the benefit of, a U.S. person (as defined in Regulation S of the Securities Act) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

Interest on the Notes accrues at a rate of 9.375% per annum and is payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2026. The Notes will mature on February 15, 2031.

The Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company (the “Guarantee” and, together with the Notes, the “Securities”) and are not guaranteed by any of the Company’s subsidiaries as of the closing date.

On or after February 15, 2028, the Issuer may redeem some or all of the Notes at its option at the following redemption prices, plus accrued and unpaid interest, if any, on the Notes redeemed to, but excluding, the redemption date if redeemed during the 12-month period beginning on February 15 of the years indicated below:

Redemption year	Price
2028	104.668%
2029	102.334%
2030 and thereafter	100.000%

At any time prior to February 15, 2028, the Issuer may on any one or more occasions redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but excluding, the applicable date of redemption, plus the “Applicable Premium” equal to the greater of (i) 1.0% of the then outstanding principal amount of such Note and (ii) the excess, if any, of: (1) the present value at such redemption date of the sum of (A) the redemption price of such Note on February 15, 2028 (such redemption price being set forth in the table above) plus (B) all required interest payments due on such Note through February 15, 2028 (excluding accrued but unpaid interest, if any, to, but excluding, such redemption date), such present value to be computed on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate (as defined in the Indenture) as of such redemption date plus 50 basis points; over (2) the then outstanding principal amount of such Note.

In addition, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes at any time on or prior to February 15, 2028, with the net cash proceeds from certain equity offerings by the Company at the redemption price equal to 109.375% of their principal amount plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Upon the occurrence of certain events constituting a change of control triggering event (as defined in the Indenture), the Issuer is required to make an offer to repurchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

The Indenture contains customary covenants for debt securities of this type that limit the ability of the Issuer and its restricted subsidiaries (as defined in the Indenture) to, among other things, (i) incur or guarantee additional indebtedness or issue preferred stock, (ii) incur liens, (iii) pay dividends on or make distributions or make other restricted payments, (iv) make investments, (v) consolidate, merge, sell or otherwise dispose of certain assets, and (vi) enter into transactions with certain affiliates of the Company.

The Indenture includes customary events of default, including, among other things, payment default, covenant default, payment defaults and accelerations under other indebtedness, judgment defaults and bankruptcy, insolvency or reorganization affecting the Parent and its restricted subsidiaries.

The above description of the Securities and the Indenture is a summary only and is subject to, and qualified entirely, by the full text of the Indenture and the form of Note filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01	Other Events.

On January 30, 2026, the Company issued a press release announcing the closing of the issuance and sale of the Notes. The full text of the press release is attached as Exhibit 99.1.

This Current Report on Form 8-K and the attached press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of, any of the foregoing securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of January 30, 2026, by and between Velocity Commercial Capital, LLC, Velocity Financial, Inc. and U.S. Bank Trust Company, National Association, as Trustee

4.2	Form of Note (included in Exhibit 4.1)

99.1	Press Release of Velocity Financial, Inc. dated January 30, 2026

104	Cover Page Interactive Data File formatted in online XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Velocity Financial, Inc.
Date: January 30, 2026

	By:	/s/ Roland T. Kelly
	Name:	Roland T. Kelly
	Title:	Chief Legal Officer and General Counsel